Exhibit 10.12

AMENDED AND RESTATED SUBTENANT SECURITY AGREEMENT

(LEASE NO. 2)

THIS AMENDED AND RESTATED SUBTENANT SECURITY AGREEMENT (this “Agreement”) is entered into as of the 30th day of June, 2008, by and among (i) each of the parties identified on the signature page hereof as the Subtenants (each a “Subtenant”, and collectively, the “Subtenants”), and (ii) each of the parties identified on the signature page hereof as the Secured Parties (collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, certain entities comprising the Secured Parties, and FS Tenant Holding Company Trust, a Maryland business trust, and FS Tenant Pool III Trust, a Maryland business trust (collectively, “Sunrise Tenant”), are parties to that certain Amended Master Lease Agreement, dated as of January 11, 2002, as the same has been amended to date (as so amended, the “Original Sunrise Lease”); and

WHEREAS, pursuant to various Sublease Agreements as further described on Exhibit A attached hereto as the Subleases (collectively, the “Subleases”), FS Tenant Holding Company Trust subleases certain of the premises demised under the Original Sunrise Lease to the Subtenants, subject to and upon the terms and conditions set forth in the Subleases; and

WHEREAS, pursuant to the Original Sunrise Lease, certain of the Secured Parties (“Original Secured Parties”) and the Subtenants are parties to that certain Security Agreement dated as of January 11, 2002 (the “Original Subtenant Security Agreement”), pursuant to which each Subtenant grants to certain of the Secured Parties a first and perfected lien and security interest in certain collateral related to the properties demised under the Original Lease which they sublease pursuant to the Subleases; and

WHEREAS, certain other entities comprising the Secured Parties, and FS Commonwealth LLC, a Maryland limited liability company, and FS Patriot LLC, a Maryland limited liability company (collectively, “Rehab Tenant”, and together with Sunrise Tenants, collectively, “Tenant”) are parties to that certain Amended and Restated Master Lease Agreement, dated as of October 1, 2006, as the same has been amended to date (as so amended, the “Original Rehabilitation Hospital Lease”, and together with the Original Sunrise Lease, collectively, the “Original Leases”); and

WHEREAS, as of the date hereof, the Secured Parties and Tenant are amending, restating and consolidating the Original Leases into a single lease which shall be named the Amended and Restated Master Lease Agreement (Lease No. 2) (the “Amended Lease No. 2”); and

WHEREAS, pursuant to the Amended Lease No. 2, the Subtenants are required to grant to the Secured Parties a first and perfected lien and security interest in certain collateral related to the properties demised under the Amended Lease No. 3 which they sublease pursuant to the Subleases (collectively, the “Subleased Properties”); and

WHEREAS, in connection with the foregoing, the Secured Parties and the Subtenants wish to amend and restate the Original Subtenant Security Agreement to act as security for the payment and performance of the Obligations (as hereinafter defined), all subject to the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Subtenants and the Secured Parties hereby agree that the Original Subtenant Security Agreement is hereby amended and restated, effective as of the date hereof, to read as follows:

Section 1.  Definitions.  As used in this Agreement, the following terms shall have the meanings specified below.  Except as otherwise defined, terms defined in the Uniform Commercial Code and used herein without definition shall have the meanings given such terms in the Uniform Commercial Code.

“Affiliated Person” shall have the meaning given such term in the Amended Lease No. 2.

“Amended Lease No. 2” shall have the meaning given such term in the recitals to this Agreement.

“Business Day” shall have the meaning given such term in the Amended Lease No. 2.

“Collateral” shall mean all of each Subtenant’s right, title and interest in and under or arising out of all and any personal property, intangibles and fixtures of any type or description (other than Excluded Collateral), wherever located and now existing or hereafter arising, or which constitute or arise from the operation, maintenance or repair of its Subleased Properties or any portion thereof, together with any and all additions and accessions thereto and replacements, products, proceeds (including, without limitation, proceeds of insurance) and supporting obligations thereof, including, but not limited to, the following:

(a)           all goods, including, without limitation, all Equipment; and

(b)           all General Intangibles; and

(c)           all other personal property or fixtures of any nature whatsoever which relate to the operation, maintenance or repair of each Subleased Property, or any portion thereof, and all property from time to time described in any financing statement signed by such Subtenant naming the Secured Parties as secured parties; and

(d)           all claims, rights, powers or privileges and remedies relating to the foregoing or arising in connection therewith, including, without limitation, all Licenses and Permits which such Subtenant legally may grant a security interest in, rights to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval; all liens, security, guaranties, endorsements, warranties and indemnities and all insurance, eminent domain and condemnation awards and claims therefor relating thereto or arising in connection therewith; all rights to property forming the subject matter of any of the foregoing, including, without limitation, rights to stoppage in transit and rights to returned or repossessed property; all writings relating to the foregoing or arising in connection therewith; and

(e)           all contract rights, general intangibles and other property rights of any nature whatsoever arising out of or in connection with any of the foregoing (other than Excluded Collateral), including, without limitation, payments due or to become due, whether as repayments, reimbursements, contractual obligations, indemnities, damages or otherwise.

“Equipment” shall mean all buildings, structures, improvements, fixtures and items of machinery, equipment and other tangible personal property which constitute, arise from or relate to the operation, maintenance or repair of each Subtenant’s Subleased Properties or any portion thereof, together with all repairs, replacements, improvements, substitutions, extensions or renewals thereof or additions thereto, all parts, additions and accessories incorporated therein or affixed thereto, and all “equipment” as such term is defined in the Uniform Commercial Code, and all cash and non-cash proceeds therefrom.

“Event of Default” shall have the meaning given such term in Section 6.

“Excluded Collateral” shall mean (a) all Accounts of Subtenants, (b) all Deposit Accounts and Securities Accounts of Subtenants, (c) all Chattel Paper of Subtenants, (d) all General Intangibles relating to such Accounts or Chattel Paper, (e) all Support Obligations relating to any of the foregoing, (f) all Instruments or Investment Property evidencing or arising from any Accounts or Chattel Paper, (g) all documents, books, records or other information pertaining to any of the foregoing (including, without limitation, customer lists, credit files, computer programs, printouts, tapes, discs, punch cards, data processing software and other computer materials and records and related property and rights), (h) all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including without limitation, proceeds of insurance policies insuring any of the foregoing) and (i) any of the Sublease Agreements relating to the Leased Property under which any Subtenant is a party.

“Facilities” shall have the meaning given such term in the Amended Lease No. 2.

“General Intangibles” shall mean all present and future general intangibles and contract rights (other than Excluded Collateral) which constitute, arise from or relate to the operation, maintenance or repair of each Subtenant’s Subleased Properties, or any portion thereof, including, but not limited to, all causes of action, corporate or business records, inventions, designs, patents, patent applications, trademarks, trademark registrations and applications therefor, goodwill, trade names, trade secrets, trade processes, copyrights, copyright registrations and applications therefor, franchises, customer lists, computer programs, claims under guaranties, tax refund claims, rights and claims against carriers and shippers, leases, claims under insurance policies, all rights to indemnification and all other intangible personal property of every kind and nature which constitutes, arises from or relates to the operation, maintenance or repair of such Subleased Properties, or any portion thereof.

“Instrument” shall have the meaning given such term in Article 9 of the Uniform Commercial Code.

“Leased Property” shall have the meaning given such term in the Amended Lease No. 2.

“Licenses” shall mean all certificates of need, licenses, permits, rights of use, covenants or rights otherwise benefiting or permitting the use and operation of each Subtenant’s Subleased Properties or any part thereof pertaining to the operation, maintenance or repair of such Subleased Property or any portion thereof.

“Obligations” shall mean each and every obligation and liability of Tenant to the Secured Parties under the Original Sunrise Lease and Amended Lease No. 2 or any other document or agreement executed and delivered pursuant thereto, including, without limitation, the payment of the rent and the payment and performance of each and every other obligation of Tenant to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due.

“Original Leases” shall have the meaning given such term in the recitals to this Agreement.

“Original Subtenant Security Agreement” shall have the meaning given such term in the recitals to this Agreement.

“Overdue Rate” shall have the meaning given such term in the Amended Lease No. 2.

“Permits” shall mean all permits, approvals, consents, waivers, exemptions, variances, franchises, orders, authorizations, rights and licenses obtained or hereafter obtained from any federal, state or other governmental authority or agency relating to the operation, maintenance or repair of each Subtenant’s Subleased Properties, or any portion thereof.

“Person” shall have the meaning given such term in the Amended Lease No. 2.

“Property” shall have the meaning given such term in the Amended Lease No. 2.

“Rent” shall have the meaning given such term in the Amended Lease No. 2.

“Secured Parties” shall have the meaning given such term in the preamble to this Agreement.

“Subleased Properties” shall have the meaning given such term in the recitals to this Agreement.

“Subleases” shall have the meaning given such term in the recitals to this Agreement.

“Subtenants” shall have the meaning given such term in the preamble to this Agreement.

“Tenant” shall have the meaning given such term in the recitals to this Agreement.

“Uniform Commercial Code” means Article 9 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts from time to time.

Section 2.  Security Interest.  As security for the prompt payment and performance of all the Obligations, each Subtenant hereby grants, pledges, transfers and assigns to the Secured Parties, their successors and assigns and all other holders from time to time of the Obligations, a continuing security interest under the Uniform Commercial Code from time to time in effect in the jurisdiction in which any of the Collateral is located in and a continuing lien upon all of such Subtenant’s right, title and interest in the Collateral, together with any and all additions thereto and replacements, products and proceeds thereof, whether now existing or hereafter arising or acquired and wherever located.

Section 3.  General Representations, Warranties and Covenants.  Each Subtenant represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

(a)           Each of the warranties and representations of such Subtenant contained herein or in any other document executed by such Subtenant in connection herewith are true and correct on the date hereof.

(b)           Except for the lien granted to the Secured Parties pursuant to this Agreement and any liens permitted under the Amended Lease No. 2, each Subtenant is, and as to the Collateral acquired from time to time after the date hereof such Subtenant will be, the owner of all the Collateral free from any lien, security interest, encumbrance or other right, title or interest of any Person, except for the security interest of the Secured Parties therein, and such Subtenant shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Secured Parties.  The lien granted in this Agreement by such Subtenant to the Secured Parties in the Collateral is not prohibited by and does not constitute a default under any agreements or other instruments constituting a part of the Collateral, and no consent is required of any Person to effect such lien which has not been obtained.

(c)           Except as permitted under the Amended Lease No. 2, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) now on file or registered in any public office covering any interest of any kind in the Collateral, or intended so to be, which has not been terminated, and so long as this Agreement remains in effect or any of the Obligations or any obligations of any Affiliated Person of such Subtenant to the Secured Parties remain unpaid, such Subtenant will not execute and there will not be on file in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or  statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interest of the Secured Parties.

(d)           The chief executive office and the principal place of business of each Subtenant is as set forth on Schedule 1 and such Subtenant will not move its chief executive office nor establish any other principal place of business except to such new location as such Subtenant may establish in accordance with this Section 3(d).  The location of each Facility comprising a portion of such Subtenant’s Subleased Properties is as set forth in Schedule 2.  The originals of all documents evidencing Collateral and the only original books of account and records of each Subtenant relating thereto are, and will continue to be, kept at such chief executive office or the applicable Facility, as the case may be, or at such new location as such Subtenant may establish in accordance with this Section 3(d).  No Subtenant shall move its chief executive office or establish any other principal place of business until (i) such Subtenant shall have given to the Secured Parties not less than ten (10) days’ prior written notice of its intention to do so, which notice shall clearly describe such new location and provide such other information in connection therewith as the Secured Parties may reasonably request, and (ii) with respect to such new location, such Subtenant shall have taken such action, satisfactory to the Secured Parties (including, without limitation, all action required by Section 5), to maintain the security interest of the Secured Parties in the Collateral.

(e)           All tangible personal property owned on the date hereof by such Subtenant to be used in connection with the operation or maintenance of each Subleased Property of such Subtenant, or any portion thereof, is located at each applicable Subleased Property or is in transit to such Subleased Property from the vendor thereof.  Each Subtenant agrees that (i) all such property held by such Subtenant on the date hereof, once at each applicable Subleased Property, shall remain at such Subleased Property and (ii) all such property subsequently acquired by such Subtenant shall immediately upon acquisition be transferred to and remain at the applicable Subleased Property.

(f)            Such Subtenant’s corporate name and organizational identification number are as set forth on Schedule 1.  The name under which each of the Facilities is operated is set forth on Schedule 2.  Each Subtenant agrees that it shall not (i) change such names without providing the Secured Parties with thirty (30) days’ prior written notice and making all filings and taking all such other actions as the Secured Parties determine are necessary or appropriate to continue or perfect the security interest granted hereunder, (ii) change its corporate organizational number, nor (iii) conduct its business in any other name or take title to any Collateral in any other name while this Agreement remains in effect.  Except as otherwise set forth on Schedule 1, no Subtenant has ever had any other name or conducted business in any other name in any jurisdiction.  Each Subtenant’s organizational structure is as set forth on Schedule 1.  Subject to the terms and conditions of the Amended Lease No. 2 and the Subleases, no Subtenant shall change its organizational structure or jurisdiction of organization without giving at least thirty (30) days’ prior written notice thereof to the Secured Parties.

(g)           The Secured Parties are authorized (but are under no obligation) to make, upon ten (10) Business Days’ notice to the applicable Subtenant (except in the case of exigent circumstances, in which circumstances upon such notice, if any, as may then be reasonably practical), any payments which in the Secured Parties’ opinion are necessary to:

(i)            discharge any liens which have or may take priority over the lien hereof; and

(ii)           pay all premiums payable on the insurance policies referred to in the Amended Lease No. 2 or any other document or agreement executed in connection therewith or herewith, upon the failure of Tenant to make such payments within the time permitted therein.

No Subtenant shall have any claim against the Secured Parties by reason of its decision not to make any payments or perform such obligations permitted under this Section 3(g).  Each Subtenant shall repay to the Secured Parties any sums paid by the Secured Parties upon demand.  Any sums paid and expenses incurred by the Secured Parties pursuant to this paragraph shall bear interest at the Overdue Rate.

(h)           If any of the Collateral at any time becomes evidenced by an Instrument, the Subtenant which owns such Collateral shall promptly deliver such Instrument to the Secured Parties, appropriately endorsed to the order of the Secured Parties, to be held pursuant to this Agreement.

(i)            No Subtenant shall sell, transfer, change the registration, if any, of, dispose of, attempt to dispose of, or substantially modify or abandon the Collateral or any material part thereof, other than as permitted under the Amended Lease No. 2, without the prior written consent of the Secured Parties.  Except as permitted under the Amended Lease No. 2, no Subtenant shall create, incur, assume or suffer to exist any lien upon any of the Collateral without the prior written consent of the Secured Parties.

(j)            No Subtenant shall assert against the Secured Parties any claim or defense which such Subtenant may have against any seller of the Collateral or any part thereof or against any Person with respect to the Collateral or any part thereof.

(k)           Each Subtenant shall, upon demand, pay to the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Parties may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Parties hereunder and under such other agreements or (iv) the failure by such Subtenant to perform or observe any of the provisions hereof.

(l)            Each Subtenant shall indemnify and hold harmless the Secured Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Secured Parties in any way relating to or arising out of this Agreement or arising out of such Subtenant’s obligations under any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or of any such other documents.

Section 4.  Special Provisions Concerning Equipment.  No Subtenant shall impair the rights of the Secured Parties in the Equipment.  Regardless of the manner of the affixation of any Equipment to real property, the Equipment so attached shall at all times constitute and remain personal property.  Each Subtenant retains all liability and responsibility in connection with its Equipment and the liability of such Subtenant to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Equipment may be lost, destroyed, stolen or damaged or for any reason whatsoever have become unavailable to such Subtenant.  Upon the request of the Secured Parties, any Subtenant shall provide to the Secured Parties a current list of its Equipment.

Section 5.  Financing Statements; Documentary Stamp Taxes.

(a)           Each Subtenant shall, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Secured Parties from time to time such lists, descriptions and designations of inventory, warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Secured Parties reasonably deem appropriate or advisable to perfect, preserve or protect their security interest in the Collateral.  Each Subtenant authorizes the Secured Parties to file any such financing statements without the signature of such Subtenant and such Subtenant will pay all applicable filing fees and related expenses.  To the extent permitted by law, a carbon, photographic or other reproduction of this Agreement or a financing statement shall be sufficient as a financing statement.

(b)           Each Subtenant shall procure, pay for, affix to any and all documents and cancel any documentary tax stamps required by and in accordance with, applicable law with respect to its Collateral, and the Subtenants shall indemnify and hold harmless the Secured Parties from and against any liability  (including interest and penalties) in respect of such documentary stamp taxes.

Section 6.  Event of Default.  For purposes of this Agreement, the term “Event of Default” shall mean (a) the occurrence of an Event of Default under the Amended Lease No. 2 or any document or agreement executed in connection therewith; (b) the failure of any Subtenant to comply with any of its covenants or obligations under this Agreement and the continuance thereof for a period of ten (10) Business Days after written notice thereof; (c) any representation or warranty contained herein or made by any Subtenant in connection herewith shall prove to have been false or misleading in any material respect when made; or (d) the occurrence of any default or event of default under any document, instrument or agreement evidencing the Obligations.

Section 7.  Remedies.

(a)           Upon the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies now or hereafter granted under applicable law, under the Amended Lease No. 2 or under any other documents or agreements entered into in connection herewith or therewith, and not by way of limitation of any such rights and remedies, the Secured Parties shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any applicable jurisdiction, and the right, without notice to, or assent by, any Subtenant, in the name of such Subtenant or in the name of the Secured Parties or otherwise:

(i)            with respect to the General Intangibles to ask for, demand, collect, receive, compound and give acquittance therefor or any part thereof, to extend the time of payment of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any thereof, to exercise and enforce any rights and remedies in respect thereof, and to file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by the Secured Parties necessary or advisable for the purpose of collecting or enforcing payment and performance thereof;

(ii)           to take possession of any or all of the Collateral and to use, hold, store, operate, merge and/or control the same and to exclude such Subtenant and all Persons claiming under it wholly or partly therefrom, and, for that purpose, to enter, with the aid and assistance of any Person or Persons and with or without legal process, any premises where the Collateral, or any part thereof, are, or may be, placed or assembled, and to remove any such Collateral;

(iii)          from time to time, at the expense of such Subtenant, to make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Secured Parties may reasonably deem proper; to carry on the business and to exercise all rights and powers of such Subtenant in respect to the Collateral, as the Secured Parties shall deem best, including the right to enter into any and all such agreements with respect to the leasing, management and/or operation of the Collateral or any part thereof as the Secured Parties may see fit; to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof which rents, issues, profits, fees, revenues and other income may be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Parties may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Secured Parties may be required or authorized to make under any provision of this Agreement (including, without limitation, reasonable legal costs and attorneys’ fees);

(iv)                              to execute any instrument and do all other things necessary and proper to protect and preserve and realize upon the Collateral and the other rights contemplated hereby;

(v)                                 upon notice to such effect, to require any Subtenant to deliver, at such Subtenant’s expense, any or all Collateral which is reasonably movable to the Secured Parties at a place designated by the Secured Parties, and after delivery thereof such Subtenant shall have no further claim to or interest in the Collateral; and

(vi)                              without obligation to resort to other security, at any time and from time to time, to sell, re-sell, assign and deliver all or any of the Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and at such price or prices and on such terms as the Secured Parties may determine, with the amounts realized from any such sale to be applied to the Obligations in the manner determined by the Secured Parties.

Each Subtenant hereby agrees that all of the foregoing may be effected without demand, advertisement or notice (except as hereinafter provided or as may be required by law), all of which (except as hereinafter provided) are hereby expressly waived, to the maximum extent permitted by law.  The Secured Parties shall not be obligated to do any of the acts hereinabove authorized and in the event that the Secured Parties elect to do any such act, the Secured Parties shall not be responsible to any Subtenant.

(b)           Upon the occurrence and during the continuance of an Event of Default, the Secured Parties may take legal proceedings for the appointment of a receiver or receivers (to which the Secured Parties shall be entitled as a matter of right) to take possession of the Collateral pending the sale thereof pursuant either to the powers of sale granted by this Agreement or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Agreement.  If, after the exercise of any or all of such rights and remedies, any of the Obligations shall remain unpaid or unsatisfied, such Subtenant shall remain liable for any deficiency or performance thereof, as applicable.

(c)           Upon any sale of any of the Collateral, whether made under the power of sale hereby given or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Agreement:

(i)            the Secured Parties may bid for and purchase the property being sold and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability, and may, in paying the purchase money therefor, deliver any instruments evidencing the Obligations or agree to the satisfaction of all or a portion of the Obligations in lieu of cash in payment of the amount which shall be payable thereon, and such instruments, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Secured Parties after being appropriately stamped to show partial payment;

(ii)           the Secured Parties may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii)          all right, title, interest, claim and demand whatsoever, either at law or in equity or  otherwise, of any Subtenant of, in and to the property so sold shall be divested; such sale shall be a perpetual bar both at law and in equity against such Subtenant, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under such Subtenant, its successors or assigns;

(iv)          the receipt of the Secured Parties or of the officers thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Secured Parties or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; and

(v)                                 to the extent that it may lawfully do so, each Subtenant agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take advantage of, any appraisement, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Collateral or any part thereof shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any other document, the Amended Lease No. 2 or any other document or agreement entered into in connection herewith or therewith, and each Subtenant hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the execution of any power granted or delegated to the Secured Parties in this Agreement, but will suffer and permit the execution of every such power as though no such laws were in force.

In the event of any sale of Collateral pursuant to this Section 7, the Secured Parties shall, at least ten (10) days before such sale, give the applicable Subtenant written notice of its intention to sell, except that, if the Secured Parties shall determine in its reasonable discretion that any such Collateral threatens to decline in value, any such sale may be made upon three (3) days’ written notice to the applicable Subtenant, which time periods each Subtenant hereby agrees are reasonable.

(d)  The Secured Parties are hereby irrevocably appointed the true and lawful attorney-in-fact of each Subtenant in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property sold pursuant to this Section 7 and for such other purposes as are necessary or desirable to effectuate the provisions of this Agreement, and for that purpose it may execute and deliver all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons with like power, each Subtenant hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof.  If so requested by the Secured Parties or by any purchaser, each Subtenant shall ratify and confirm any such sale or transfer by executing and delivering to the Secured Parties or to such purchaser all property, deeds, bills of sale, instruments or assignment and transfer and releases as may be designated in any such request.

Section 8.  Application of Moneys.  All moneys which the Secured Parties shall receive pursuant hereto shall first be applied (to the extent thereof) to the payment of all reasonable costs and expenses incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Agreement or the Amended Lease No. 2 (including, without limitation, the reasonable fees and disbursements of its counsel and agents), and the balance, if any, shall be applied first to accrued and unpaid interest, charges and fees on, and then to outstanding principal of, any Obligations or any other obligations of Tenant or the Subtenants (or their affiliates) to the Secured Parties, and then to any other amounts outstanding on any such Obligations and then as required by law to any other parties having an interest therein.

Section 9.  Waivers, Etc.  Each Subtenant, on its own behalf and on behalf of its successors and assigns, hereby waives presentment, demand, notice, protest and, except as is otherwise specifically provided herein, all other demands and notices in connection with this Agreement or the enforcement of the rights of the Secured Parties hereunder or in connection with any Obligations or any Collateral; waives all rights to require a marshaling of assets by the Secured Parties; consents to and waives notice of (i) the substitution, release or surrender of any Collateral, (ii) the addition or release of Persons primarily or secondarily liable on any Obligation or on any Collateral, (iii) the acceptance of partial payments on any Collateral and/or the settlement or compromise thereof, (iv) any requirement of diligence or promptness on the part of the Secured Parties in the enforcement of any rights in respect of any Collateral or any other agreement or instrument directly or indirectly relating thereto, and (v) any enforcement of any present or future agreement or instrument relating directly or indirectly to the Collateral.  No delay or omission on the part of the Secured Parties or any holder of Obligations in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder.  No waiver of any such right on any one occasion shall be construed as a bar to or waiver of any such right on any future occasion.  No course of dealing between any Subtenant and the Secured Parties or any holder of Obligations, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties or any holder of Obligations, any right, power or privilege hereunder or under any of the Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

Each Subtenant further waives any right it may have under the constitution of any state or commonwealth in which any of the Collateral may be located, or under the Constitution of the United States of America, to notice (except for notice specifically required hereby) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Secured Parties, and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing  provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing.  EACH SUBTENANT’S WAIVERS UNDER THIS SECTION 9 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER SUCH SUBTENANT HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEYS AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

The Secured Parties shall not be required to marshal any present or future security for (including without limitation this Agreement and the Collateral pledged hereunder), or guaranties of, the Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of the rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising.  To the maximum extent permitted by applicable law, each Subtenant hereby agrees that it will not invoke any law relating to the marshalling of collateral, which might cause delay in or impede the enforcement of the Secured Parties’ rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and, to the maximum extent permitted by applicable law, each Subtenant hereby irrevocably waives the benefits of all such laws.

Section 10.  Further Assurances as to Collateral; Attorney-in-Fact.  From time to time hereafter, each Subtenant will execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents (including, without limitation, financing statements, renewal statements, mortgages, collateral assignments and other security documents), and will take all such actions as the Secured Parties may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement or of more fully perfecting or renewing the Secured Parties’ rights with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by such Subtenant which may be deemed to be a part of the Collateral) pursuant hereto and thereto.  The Secured Parties are hereby appointed the attorney-in-fact, with full power of substitution, of the Subtenants for the purpose of carrying out the provisions of this Agreement and taking any action, including, without limitation, executing, delivering and filing applications, certificates, instruments and other documents and papers with governmental authorities, and executing any instruments, including without limitation financing or continuation statements, deeds to secure debt, mortgages, assignments, conveyances, assignments and transfers which are required to be taken or executed by any Subtenant under this Agreement, on its behalf and in its name which appointment is coupled with an interest, is irrevocable and durable and shall survive the subsequent dissolution, disability or incapacity of such Subtenant.

Section 11.  Arbitration.  The Secured Parties or any Subtenant may elect to submit any dispute hereunder that has an amount in controversy in excess of $250,000 to arbitration hereunder.  Any such dispute shall be resolved in accordance with the Commercial Arbitration Rules of the American Association then pertaining and the decision of the arbitrators with respect to such dispute shall be binding, final and conclusive on the parties.

In the event the Secured Parties or any Subtenant shall elect to submit any such dispute to arbitration hereunder, the Secured Parties and such Subtenant shall each appoint and pay all fees of a fit and impartial person as arbitrator with at least ten (10) years’ recent professional experience in the general subject matter of the dispute.  Notice of such appointment shall be sent in writing by each party to the other, and the arbitrators so appointed, in the event of their failure to agree within thirty (30) days after the appointment of the second arbitrator upon the matter so submitted, shall appoint a third arbitrator.  If either the Secured Parties or such Subtenant shall fail to appoint an arbitrator, as aforesaid, for a period of twenty (20) days after written notice from the other party to make such appointment, then the arbitrator appointed by the party having made such appointment shall appoint a second arbitrator and the two (2) so appointed shall, in the event of their failure to agree upon any decision within thirty (30) days thereafter, appoint a third arbitrator.  If such arbitrators fail to agree upon a third arbitrator within forty five (45) days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the American Arbitration Association from its qualified panel of arbitrators, and shall be a person having at least ten (10) years’ recent professional experience as to the subject matter in question.  The fees of the third arbitrator and the expenses incident to the proceedings shall be borne equally between the Secured Parties and such Subtenant, unless the arbitrators decide otherwise.  The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for the parties, shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.

The decision of the arbitrators shall be rendered within thirty (30) days after appointment of the third arbitrator.  Such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to the Secured Parties and one to the Subtenants.  A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrators in accordance with the rules and statutes applicable thereto then obtaining.

Section 12.  Appointment of Agent for Secured Parties.  Each of the Secured Parties hereby appoints CCC Financing I Trust as its agent for the following purposes under this Agreement (including, without limitation, the full power and authority to act on the Secured Parties’ behalf for such purposes): (i) to give or receive notices, demands, claims and other communications on behalf of the Secured Parties under this Agreement and (ii) to receive and hold any and all Collateral which is to be delivered from time to time by the Subtenants to the Secured Parties in accordance with the terms and conditions of this Agreement.

Section 13.  Notices.  (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with electronic confirmation of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)           All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of electronic confirmation of receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c)           All such notices shall be addressed,

if to the Secured Parties to:

c/o Senior Housing Properties Trust

400 Centre Street

Newton, Massachusetts  02458

Attn:  Mr. David J. Hegarty

[Telecopier No. (617) 796-8349]

if to any Subtenant to:

c/o Five Star Quality Care, Inc.

400 Centre Street

Newton, Massachusetts  02458

Attn:  Mr. Bruce J. Mackey Jr.

[Telecopier No. (617) 796-8385]

(d)           By notice given as herein provided, the parties hereto and their respective successor and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective notice addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America or to such other address as the party to whom such notice is directed may have designated in writing to the other parties hereto.

Section 14.  Miscellaneous.

(a)           Each Subtenant agrees that its obligations and the rights of the Secured Parties hereunder and in respect of the Obligations may be enforced by specific performance hereof and thereof and by temporary, preliminary and/or final injunctive relief relating hereto and thereto, without necessity for proof by the Secured Parties or any holder of the Obligations that it would otherwise suffer irreparable harm, and each Subtenant hereby consents to the issuance of such specific and injunctive relief.

(b)           None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Subtenants and the Secured  Parties.  No notice to or demand on any Subtenant in any case shall entitle any Subtenant to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Secured Parties to any other or further action in any circumstances without notice or demand.

(c)           The obligations of each Subtenant hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Tenant; (ii) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, the Amended Lease No. 2 or any document or agreement executed in connection herewith or therewith, the Obligations or any security for any of the Obligations; or (iii) any amendment to or modification of any of the Amended Lease No. 2 or any document or agreement executed in connection herewith or therewith, the Obligations or any security for any of the Obligations; whether or not such Subtenant shall have notice or knowledge of any of the foregoing.  The rights and remedies of the Secured Parties herein provided for are cumulative and not exclusive of any rights or remedies which the Secured Parties would otherwise have, including, without limitation, under the Amended Lease No. 2 or any document or agreement executed in connection herewith or therewith.  This Agreement is intended as a supplement for and is not intended to supersede in any respect the Amended Lease No. 2 or any document or agreement executed in connection herewith or therewith.

(d)           This Agreement shall be binding upon each Subtenant and its successors and assigns and shall inure to the benefit of the Secured Parties, and its respective successors and assigns.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

(e)           The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

(f)            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibitions or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)           This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principle place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the Commonwealth of Massachusetts; or (vii) any combination of the foregoing.  Notwithstanding the foregoing, to the extent that matters of title, or creation, perfection and priority of the security interests created hereby, or procedural issues of foreclosures are required to be governed by the laws of the state in which the Collateral, or relevant part thereof, is located, the laws of such State shall apply.

Section 15.  NONLIABILITY OF TRUSTEES.  THE DECLARATIONS OF TRUST ESTABLISHING CERTAIN ENTITIES COMPRISING THE SECURED PARTIES, COPIES OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (COLLECTIVELY, THE “DECLARATIONS”), ARE DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND,

PROVIDE THAT THE NAMES OF SUCH ENTITIES REFER TO THE TRUSTEES UNDER SUCH DECLARATIONS COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SUCH ENTITIES SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH ENTITIES.  ALL PERSONS DEALING WITH SUCH ENTITIES, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH ENTITIES FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

Section 16.  Original Subtenant Security Agreement.  The Secured Parties and the Subtenants acknowledge and agree that this Agreement amends and restates the Original Subtenant Security Agreement in its entirety with respect to the Collateral and that this Agreement shall govern the rights and obligations of the Secured Parties and the Subtenants with respect to the Collateral from and after the date of this Agreement.  Notwithstanding the foregoing, the Original Subtenant Security Agreement shall continue to govern the rights and obligations of the Secured Parties and the Subtenants with respect to the Collateral prior to the date of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first above written.

SUBTENANTS:

FS LAFAYETTE TENANT TRUST,
FS LEISURE PARK TENANT TRUST,
FS LEXINGTON TENANT TRUST,
FS TENANT POOL I TRUST,
FS TENANT POOL II TRUST,
FS TENANT POOL III TRUST, and
FS TENANT POOL IV TRUST

By:	/s/ Travis K. Smith
Travis K. Smith
Vice President of each of the foregoing entities

SECURED PARTIES:

CCC FINANCING I TRUST,
CCC OF KENTUCKY TRUST,
CCC OHIO HEALTHCARE TRUST,
CCC PUEBLO NORTE TRUST
CCC INVESTMENTS I, L.L.C.,
CCCP SENIOR LIVING LLC,
CCDE SENIOR LIVING LLC,
CCFL SENIOR LIVING LLC,
CCOP SENIOR LIVING LLC,
CCSL SENIOR LIVING LLC,
LTJ SENIOR COMMUNITIES LLC

By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer of each of the foregoing entities

CCC FINANCING LIMITED, L.P.

By:	CCC RETIREMENT TRUST,
its General Partner

	By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer

CCC RETIREMENT COMMUNITIES II, L.P.

By:	CRESTLINE VENTURES LLC,
its General Partner

	By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer

HRES1 PROPERTIES TRUST

By:		/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer

LEISURE PARK VENTURE LIMITED PARTNERSHIP

By:	CCC LEISURE PARK CORPORATION,
its General Partner

	By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer

PANTHER HOLDINGS LEVEL I, L.P.

By:	PANTHER GENPAR TRUST,
its General Partner

	By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer

EXHIBIT A

SUBLEASES

1.                                       Sublease Agreement, dated January 11, 2002, by and between FS Tenant Holding Company Trust, a Maryland business trust, and FS Lafayette Tenant Trust, a Maryland business trust, as amended by that certain Letter Agreement dated June 30, 2008 by and among FS Tenant Holding Company Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants.

2.                                       Sublease Agreement, dated January 11, 2002, by and between FS Tenant Holding Company Trust, a Maryland business trust, and FS Leisure Park Tenant Trust, a Maryland business trust, as amended by that certain Letter Agreement dated June 30, 2008 by and among FS Tenant Holding Company Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants.

3.                                       Sublease Agreement, dated January 11, 2002, by and between FS Tenant Holding Company Trust, a Maryland business trust, and FS Lexington Tenant Trust, a Maryland business trust, as amended by that certain Letter Agreement dated June 30, 2008 by and among FS Tenant Holding Company Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants.

4.                                       Sublease Agreement, dated January 11, 2002, by and between FS Tenant Holding Company Trust, a Maryland business trust, and FS Tenant Pool I Trust, a Maryland business trust, as amended by that certain Letter Agreement dated June 30, 2008 by and among FS Tenant Holding Company Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants.

5.                                       Sublease Agreement, dated January 11, 2002, by and between FS Tenant Holding Company Trust, a Maryland business trust, and FS Tenant Pool II Trust, a Maryland business trust, as amended by that certain First Amendment to Sublease Agreement, dated July 24, 2002, and as further amended by that certain Letter Agreement dated June 30, 2008 by and among FS Tenant Holding Company Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants.

6.                                       Amended Sublease Agreement, dated January 11, 2002, by and between FS Tenant Holding Company Trust, a Maryland business trust, and FS Tenant Pool III Trust, a Maryland business trust, as amended by that certain Letter Agreement dated June 30, 2008 by and among FS Tenant Holding Company Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants.

7.                                       Sublease Agreement, dated January 11, 2002, by and between FS Tenant Holding Company Trust, a Maryland business trust, and FS Tenant Pool IV Trust, a Maryland business trust, as amended by that certain Letter Agreement dated June 30, 2008 by and among FS Tenant Holding Company Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants.

SCHEDULE 1

Subtenant Name, Organizational Structure	Chief Executive Office &	Other
& Corporate Identification Number:	Principal Place of Business:	Names

FS Lafayette Tenant Trust,	400 Centre Street	None
a Maryland business trust	Newton, MA 02458
No: MD B06518989

FS Leisure Park Tenant Trust,	400 Centre Street	None
a Maryland business trust	Newton, MA 02458
No: MD B06547053

FS Lexington Tenant Trust,	400 Centre Street	None
a Maryland business trust	Newton, MA 02458
No: MD B06519029

FS Tenant Pool I Trust,	400 Centre Street	None
a Maryland business trust	Newton, MA 02458
No: MD B06519011

FS Tenant Pool II Trust,	400 Centre Street	None
a Maryland business trust	Newton, MA 02458
No: MD B06518146

FS Tenant Pool III Trust,	400 Centre Street	None
a Maryland business trust	Newton, MA 02458
No: MD B06519037

FS Tenant Pool IV Trust,	400 Centre Street	None
a Maryland business trust	Newton, MA 02458
No: MD B06519045

SCHEDULE 2

The Facilities

State	Facility	Subtenant

ARIZONA:	Forum at Pueblo Norte	FS Tenant Pool II Trust
7090 East Mescal Street
Scottsdale, AZ 85254

	Forum at Desert Harbor	FS Tenant Pool III Trust
13840 N. Desert Harbor
Dr. Peoria, AZ 85381

	Forum at Tucson	FS Tenant Pool III Trust
2500 N. Rosemont Boulevard
Tucson, AZ 85712

CALIFORNIA:	Remington Club I	FS Tenant Pool II Trust
16925 Hierba Drive
San Diego, CA 92128

	Remington Club II	FS Tenant Pool II Trust
16916 Hierba Drive
San Diego, CA 92128

DELAWARE:	Forwood Manor	FS Tenant Pool II Trust
1912 Marsh Road
Wilmington, DE 19810

	Foulk Manor North	FS Tenant Pool I Trust
1212 Foulk Road
Wilmington, DE 19803

	Foulk Manor South	FS Tenant Pool IV Trust
407 Foulk Road
Wilmington, DE 19803

	Millcroft	FS Tenant Pool I Trust
225 Possum Park Road
Newark, DE 19711

	Shipley Manor	FS Tenant Pool I Trust
2733 Shipley Road
Wilmington, DE 19810

FLORIDA:	Coral Oaks	FS Tenant Pool II Trust
900 West Lake Road
Palm Harbor, FL 77381

	Forum at Deer Creek	FS Tenant Pool III Trust
3001 Deer Creek Country Club Blvd.
Deerfield Beach, FL 33442

	Fountainview	FS Tenant Pool II Trust
111 Executive Center Drive
West Palm Beach, FL 33411

	Park Summit at Coral Springs	FS Tenant Pool I Trust
8500 Royal Palms Blvd.
Coral Springs, FL 33065

	Springwood Court	FS Tenant Pool IV Trust
12780 Kenwood Lane
Ft. Myers, FL 33907

INDIANA:	Forum at the Crossing	FS Tenant Pool II Trust
8505 Woodfield Crossing
Indianapolis, IN 46240

KANSAS:	Forum at Overland Park	FS Tenant Pool III Trust
3501 West 95th Street
Overland Park, KS 66206

KENTUCKY:	Lafayette at Country Place	FS Lafayette Tenant Trust
690 Mason Headley Road
Lexington, KY 40504

	Lexington Country Place	FS Lexington Tenant Trust
700 Mason Headley Road
Lexington, KY 40504

	Forum at Brookside	FS Tenant Pool III Trust
200 Brookside Drive
Louisville, KY 40243

MASSACHUSETTS:	Gables at Winchester	FS Tenant Pool II Trust
299 Cambridge Street
Winchester, MA 01890

NEW JERSEY:	Leisure Park	FS Leisure Park Tenant Trust
1400 Route 70
Lakewood, NJ 08701

NEW MEXICO:	Montebello	FS Tenant Pool I Trust
10500 Academy Road
Albuquerque, NM 87111

OHIO:	Forum at Knightsbridge	FS Tenant Pool III Trust
4590 Knightsbridge Blvd.
Columbus, OH 43214

SOUTH CAROLINA:	Myrtle Beach Manor	FS Tenant Pool I Trust
9547 Highway 17 North
Myrtle Beach, SC 29576

TEXAS:	Montevista	FS Tenant Pool I Trust
1575 Belvidere Street
El Paso, TX 79912

	Forum at Lincoln Heights	FS Tenant Pool I Trust
311 West Nottingham Road
San Antonio, TX

	Forum at Memorial Woods	FS Tenant Pool III Trust
777 North Post Oak Road
Houston, TX 77024

	Forum at Park Lane	FS Tenant Pool III Trust
7831 Park Lane
Dallas, TX 75225

	Forum at Woodlands	FS Tenant Pool II Trust
5055 West Panther Creek
Dr. Woodlands, TX 77381